UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2026

TOMI Environmental Solutions, Inc.
(Exact name of registrant as specified in its charter)

Florida	001-39574	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8430 SPIRES WAY

FREDERICK, Maryland 21701

(Address of principal executive offices, including zip code)

(800) 525-1698

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TOMZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on November 21, 2025, the Nasdaq Stock Market (“Nasdaq”) notified TOMI Environmental Solutions, Inc. (the “Company”) that (i) based upon the Company’s closing bid price for the preceding 30 consecutive business days, the closing bid price for the Company’s common stock, par value $0.01 per share (the “Common Stock”) was below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”) and (ii) the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires the Company to maintain a minimum of $2,500,000 in stockholders’ equity for continued listing on The Nasdaq Capital Market (the “Stockholders’ Equity Requirement”).

On May 19, 2026, the Company received a letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying the Company that because it failed to regain compliance with each of the Bid Price Requirement and Stockholders’ Equity Requirement its Common Stock will be delisted from The Nasdaq Capital Market.  The Company plans to file an appeal, which will stay any further delisting action through the hearing and any extension the Hearing may grant.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: May 20, 2026	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

3